WELLS FARGO & COMPANY 8-K

Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95001BBM5	FACE AMOUNT: $____________
REGISTERED NO. ___

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the
S&P 500® Index and the Russell 2000® Index due December 31, 2020

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below) on the Stated Maturity Date (as defined below), unless this Security is automatically called prior to the Stated Maturity Date as provided below under “Automatic Call,” and to pay Contingent Coupon Payments (as defined below) on the Face Amount of this Security to the extent provided herein on the Contingent Coupon Payment Dates specified herein at the Variable Coupon Rate (as defined below) until the earlier of the Stated Maturity Date and the Call Settlement Date (as defined below), if any. The “Initial Stated Maturity Date” shall be December 31, 2020. If the Final Observation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Observation Day is postponed, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) three Business Days (as defined below) after the last Final Observation Day as postponed.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Automatic Call

If the Closing Level (as defined below) of the Lowest Performing Index (as defined below) on any of the monthly Observation Period End-Dates (as defined below) from June 2019 to

November 2020, inclusive, is greater than or equal to its Starting Level (as defined below), this Security will be automatically called by the Company, and on the related Call Settlement Date the Holder hereof will receive the Call Price (as defined below) plus a final Contingent Coupon Payment. Unless the Company defaults in the payment of the Call Price plus the final Contingent Coupon Payment, this Security will cease to be outstanding on such Call Settlement Date, no additional Contingent Coupon Payments will be payable on this Security and the Holder hereof will have no further rights under this Security after such Call Settlement Date. The Holder hereof will not receive any notice from the Company in the event this Security is automatically called pursuant to the terms hereof. The “Call Price” is equal to the Face Amount of this Security. The “Call Settlement Date” for an Observation Period End-Date shall be three Business Days after such Observation Period End-Date, as such Observation Period End-Date may be postponed as provided herein. If an Observation Period End-Date is postponed with respect to one or both Indices, the related Call Settlement Date will be three Business Days after the last Observation Period End-Date as postponed.

Payment of Contingent Coupon Payments, the Maturity Payment Amount and the Call Price

On each monthly Contingent Coupon Payment Date, the Company shall pay a Contingent Coupon Payment, if any, at a per annum rate equal to the Variable Coupon Rate applicable to the Observation Period (as defined below) immediately preceding such Contingent Coupon Payment Date. A “Contingent Coupon Payment,” if payable as provided herein, shall be equal to the (i) product of the Face Amount of this Security and the Variable Coupon Rate, divided by (ii) 12. The “Contingent Coupon Payment Dates” shall be the third Business Day following each Observation Period End-Date, as each such Observation Period End-Date may be postponed as herein provided, provided that the Contingent Coupon Payment Date with respect to the final Observation Period will be the Stated Maturity Date. If an Observation Period End-Date is postponed with respect to one or both Indices, the related Contingent Coupon Payment Date will be three Business Days after the last Observation Period End-Date as postponed. If a Contingent Coupon Payment Date is postponed as the result of the occurrence of a non-Trading Day (as defined below) or a Market Disruption Event (as defined below) on the immediately preceding scheduled Observation Period End-Date, the Contingent Coupon Payment, if any, due on that Contingent Coupon Payment Date will be made on that Contingent Coupon Payment Date as so postponed with the same force and effect as if it had been made on the originally scheduled Contingent Coupon Payment Date, with no additional amount accruing or payable as a result of the postponement. Any Contingent Coupon Payments will be rounded to the nearest cent, with one-half cent rounded upward.

Any Contingent Coupon Payment so payable, and punctually paid or duly provided for, on any Contingent Coupon Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Contingent Coupon Payment next preceding such Contingent Coupon Payment Date. The Regular Record Date for a Contingent Coupon Payment Date shall be the date one Business Day prior to such Contingent Coupon Payment Date.

Any Contingent Coupon Payment not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person

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in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of any Contingent Coupon Payment on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota; provided, however, that, at the option of the Company, payment of any Contingent Coupon Payment may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of any Contingent Coupon Payment and the Maturity Payment Amount or the Call Price, as applicable, on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Payment of the Maturity Payment Amount or the Call Price, as applicable, and any Contingent Coupon Payments on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Definitions Relating to Maturity Payment Amount, the Call Price and Contingent Coupon Payments

If this Security is not automatically called prior to the Stated Maturity Date as provided above under “Automatic Call,” the “Maturity Payment Amount” of this Security will equal:

•	if the Ending Level of the Lowest Performing Index on the Final Observation Day is greater than or equal to its Threshold Level: the Face Amount; or

•	if the Ending Level of the Lowest Performing Index on the Final Observation Day is less than its Threshold Level:

Face Amount x	Performance Factor of the Lowest Performing Index on the Final Observation Day	+ Buffer Amount

All calculations with respect to the Maturity Payment Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Maturity Payment Amount will be rounded to the nearest cent, with one-half cent rounded upward.

“Index” shall mean each of the S&P 500 Index and the Russell 2000 Index.

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The “Pricing Date” shall mean December 27, 2018.

The “Lowest Performing Index” for any Observation Day will be the Index with the lowest Performance Factor on that Observation Day (as such Observation Day may be postponed for one or both Indices as provided herein).

The “Performance Factor” with respect to an Index on any Observation Day is its Closing Level on such Observation Day divided by its Starting Level (expressed as a percentage).

The “Starting Level” with respect to the S&P 500 Index is 2488.83, its Closing Level on the Pricing Date, and with respect to the Russell 2000 Index is 1331.817, its Closing Level on the Pricing Date.

The “Ending Level” of an Index will be its Closing Level on the Final Observation Day.

The “Threshold Level” with respect to the S&P 500 Index is 2115.5055, which is equal to 85% of its Starting Level, and with respect to the Russell 2000 Index is 1132.04445, which is equal to 85% of its Starting Level.

The “Buffer Amount” is 15%.

The “Closing Level” with respect to each Index on any Trading Day means the official closing level of that Index reported by the relevant Index Sponsor on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index.”

The “Variable Coupon Rate” applicable to an Observation Period will be determined as follows:

Maximum Coupon Rate x	Number of Accrual Days During such Observation Period Number of Observation Days during such Observation Period

An “Accrual Day” is an Observation Day on which the Closing Level of the Lowest Performing Index on such Observation Day is greater than or equal to its Threshold Level.

The “Maximum Coupon Rate” is 6.80% per annum.

An “Observation Period” will consist of the Observation Days from but excluding a scheduled Observation Period End-Date to and including the following scheduled Observation Period End-Date; provided that the first Observation Period will consist of the Observation Days from but excluding the Pricing Date to and including the first scheduled Observation Period End-Date. An “Observation Day” is a day in an Observation Period that is a Trading Day for each Index. Each Observation Day for an Index during an Observation Period is subject to postponement due to Market Disruption Events with respect to such Index as described under

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“Market Disruption Events” herein. For the avoidance of doubt, an Observation Period End-Date for an Index and the corresponding Contingent Coupon Payment Date will be postponed due to a non-Trading Day with respect to either Index or a Market Disruption Event with respect to such Index on such Observation Period End-Date as described herein; however, the subsequent Observation Period will commence on such originally scheduled Observation Period End-Date (that is, the postponement of an Observation Period End-Date for an Index at the end of one Observation Period due to the occurrence or continuation of a Market Disruption Event for such Index or non-Trading Day will not change the commencement date of the succeeding Observation Period for either Index). In addition, if a Market Disruption Event occurs and is continuing with respect to an Index on successive Observation Days, and, as a result, more than one Observation Day for such disrupted Index is deemed to occur on a single Trading Day, the level of such Index on that single Trading Day will be used for each such postponed Observation Day and the number of Observation Days in the applicable Observation Period will not be adjusted for purposes of calculating the Variable Coupon Rate.

The “Observation Period End-Dates” shall be the 28th day of each month commencing January 2019 and ending December 2020. The “Final Observation Day” is December 28, 2020. If any Observation Period End-Date is not a Trading Day with respect to either Index, such Observation Period End-Date for each Index will be postponed to the next succeeding day that is a Trading Day with respect to each Index. An Observation Period End-Date for an Index is also subject to postponement due to the occurrence of a Market Disruption Event with respect to such Index on such Observation Period End-Date as provided under “Market Disruption Events.”

“Index Sponsor” shall mean the sponsor or publisher of an Index.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of January 24, 2018 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of whether this Security will be automatically called prior to stated maturity and whether a Contingent Coupon Payment will be made, the Call Price, if any, and the Maturity Payment Amount, if any, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Certain Definitions

A “Trading Day” with respect to an Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such

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Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “Relevant Stock Exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.

The “Related Futures or Options Exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index.

Adjustments to an Index

If at any time the method of calculating an Index or a Successor Equity Index, or the closing level thereof, is changed in a material respect, or if an Index or a Successor Equity Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of such index had those changes or modifications not been made, then the Calculation Agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Index or Successor Equity Index as if those changes or modifications had not been made, and the Calculation Agent will calculate the closing level of such Index or Successor Equity Index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or Successor Equity Index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the Calculation Agent will adjust such Index or Successor Equity Index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If an Index Sponsor discontinues publication of an Index, and such Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (a “Successor Equity Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Equity Index as calculated by the relevant Index Sponsor or any other entity for purposes of calculating the Closing Level of such Index on any date of determination. Upon any selection by the Calculation Agent of a Successor Equity Index, the Company will cause notice to be given to the Holder of this Security.

In the event that an Index Sponsor discontinues publication of an Index prior to the Final Observation Day, and the Calculation Agent determines that no Successor Equity Index is available on any Observation Day, the Calculation Agent will calculate a substitute Closing Level for such Index for each such Observation Day in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a Successor

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Equity Index is selected or the Calculation Agent calculates a level as a substitute for such Index, the Successor Equity Index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on an Observation Day an Index Sponsor fails to calculate and announce the level of an Index, the Calculation Agent will calculate a substitute Closing Level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “Market Disruption Events” shall apply in lieu of the foregoing.

Market Disruption Events

A “Market Disruption Event” with respect to an Index means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any Successor Equity Index at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any Successor Equity Index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

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(E)	The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Index or any Successor Equity Index are traded or any Related Futures or Options Exchange with respect to such Index or any Successor Equity Index prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The Relevant Stock Exchange for any security underlying such Index or Successor Equity Index or any Related Futures or Options Exchange with respect to such Index or Successor Equity Index fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to an Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any Successor Equity Index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of such Index or Successor Equity Index, in each case immediately before the occurrence of the Market Disruption Event;

(2)	the “Close of Trading” on any Trading Day for such Index or any Successor Equity Index means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying such Index or Successor Equity Index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying such Index or Successor Equity Index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to such Index or Successor Equity Index, the “Close of Trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;

(3)	the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Index or any Successor Equity Index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

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(4)	an “Exchange Business Day” means any Trading Day for such Index or any Successor Equity Index on which each Relevant Stock Exchange for the securities underlying such Index or any Successor Equity Index and each Related Futures or Options Exchange with respect to such Index or any Successor Equity Index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

If a Market Disruption Event occurs or is continuing with respect to an Index on any Observation Day, such Observation Day for such Index will be postponed to the first succeeding Trading Day for such Index on which a Market Disruption Event for such Index has not occurred and is not continuing. If a Market Disruption Event with respect to an Index occurs on a single Observation Day or occurs and is continuing on more than one consecutive Observation Day, that single Observation Day or the first such Observation Day is referred to herein as the “Original Disrupted Day” for such Index, and, in the case of a Market Disruption Event with respect to an Index occurring or continuing on more than one consecutive Observation Day, each succeeding Observation Day is referred to herein as a “Succeeding Disrupted Day” for such Index.

•	If a Market Disruption Event occurs or is continuing with respect to an Index on fewer than eight consecutive Observation Days, then the first succeeding Trading Day on which a Market Disruption Event for such Index has not occurred or is not continuing will be deemed to be the Observation Day with respect to such Index for (i) the Observation Day scheduled to occur on such first succeeding Trading Day, (ii) the Original Disrupted Day for such Index, and (iii) the Succeeding Disrupted Day(s) for such Index, if any. As a result, if a Market Disruption Event occurs and is continuing with respect to an Index on fewer than eight consecutive Observation Days, and, as a result, more than one Observation Day for such disrupted Index is deemed to occur on a single Trading Day, the level of such Index on that single Trading Day will be used for each such postponed Observation Day and the number of Observation Days in the applicable Observation Period will not be adjusted for purposes of calculating the Variable Coupon Rate.
•	If an originally scheduled Observation Day for an Index has been postponed eight Trading Days and a Market Disruption Event occurs or is continuing with respect to such Index on such eighth Trading Day, then such eighth Trading Day will be deemed to be the Observation Day for such Index only for the originally scheduled Observation Day that has been postponed to such eighth Trading Day. In such circumstances, the Calculation Agent will determine the Closing Level of the disrupted Index on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of such Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange) on that day of each security included in such Index. As used herein, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the Scheduled Closing Time
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of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange.

For the avoidance of doubt, an Observation Period End-Date for an Index and the corresponding Contingent Coupon Payment Date will be postponed due to a non-Trading Day with respect to either Index or a Market Disruption Event with respect to such Index on such Observation Period End-Date as described herein; however, the subsequent Observation Period will commence on such originally scheduled Observation Period End-Date (that is, the postponement of an Observation Period End-Date for an Index at the end of one Observation Period due to the occurrence or continuation of a Market Disruption Event for such Index or non-Trading Day will not change the commencement date of the succeeding Observation Period for either Index). If any Observation Day subject to postponement as described in the preceding paragraph is also the Final Observation Day, for purposes of calculating the Maturity Payment Amount, the Final Observation Day will be so postponed.

Calculation Agent

The Calculation Agent will determine whether this Security will be automatically called prior to stated maturity and whether a Contingent Coupon Payment will be made, the Call Price, if any, and the Maturity Payment Amount, if any. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of an Index under the circumstances described in this Security, (ii) if publication of an Index is discontinued, select a Successor Equity Index or, if no Successor Equity Index is available, determine the Closing Level of such Index under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event or non-Trading Day has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Redemption and Repayment

This Security is not subject to repayment at the option of the Holder hereof prior to December 31, 2020. Except as set forth above under “Automatic Call,” this Security is not subject to redemption prior to December 31, 2020. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next two sentences) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as provided herein, plus a portion of a final Contingent Coupon Payment, if any. The Maturity Payment Amount

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and any final Contingent Coupon Payment will be calculated as though the date of acceleration were the Final Observation Day and an Observation Period End-Date.

__________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO & COMPANY

By:

Its:

Attest:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

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[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the
S&P 500® Index and the Russell 2000® Index due December 31, 2020

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of February 21, 2017, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series S, of the Company. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on

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behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

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This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Contingent Coupon Payments, if any, and the Maturity Payment Amount or the Call Price, as applicable, on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of any Contingent Coupon Payments or the Maturity Payment Amount or the Call Price, as applicable, on this Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

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the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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